Exhibit 99.10

Conditional Notice of Conversion of

Shares of Class A Common Stock of

CBS CORPORATION

for the

Offer to Exchange up to 101,407,494 Shares of Common Stock of

CBS RADIO INC.

which are owned by CBS Corporation

and will be converted into

Shares of Class A Common Stock of

ENTERCOM COMMUNICATIONS CORP.

for Outstanding Shares of Class B Common Stock of CBS Corporation

Pursuant to the Prospectus dated October 19, 2017

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 16, 2017, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CBS CLASS B COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER DECEMBER 15, 2017 (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF CBS DOES NOT ACCEPT YOUR SHARES OF CBS CLASS B COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY SUCH DATE.

October 19, 2017

Reference is made to the prospectus dated October 19, 2017 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by CBS Corporation, a Delaware corporation (“CBS”), up to 101,407,494 shares of common stock, par value $0.01 per share (“Radio Common Stock”), of CBS Radio Inc., a Delaware corporation (“CBS Radio”), owned by CBS for outstanding shares of Class B common stock, $0.001 par value (“CBS Class B Common Stock”), of CBS that are validly tendered prior to the Expiration Date and not validly withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The number of shares of CBS Class B Common Stock that will be accepted if the exchange offer is completed will depend on the final exchange ratio and the number of shares of CBS Class B Common Stock tendered.

As more fully set forth in the Prospectus, the number of shares of Radio Common Stock you may receive in the Exchange Offer is based on the calculated per-share values determined by reference to the simple arithmetic average of the daily volume-weighted average prices for CBS Class B Common Stock and Entercom Class A Common Stock on the New York Stock Exchange during the three consecutive trading days ending on and including the second trading day preceding the expiration date of the Exchange Offer, as may be extended. See “The Exchange Offer—Terms of the Exchange Offer—Pricing Mechanism” in the Prospectus for a complete description of the pricing terms.

The number of shares of Radio Common Stock you may receive for each share of CBS Class B Common Stock accepted in the Exchange Offer is subject to an upper limit of 5.7466 shares of Radio Common Stock for each share of CBS Class B Common Stock accepted in the Exchange Offer. If the upper limit is in effect at the expiration of the Exchange Offer (currently expected to be November 16, 2017), then the final exchange ratio will be fixed at the upper limit, and CBS will announce by 11:59 p.m., New York City time, at the end of the second trading day (currently expected to be November 14, 2017) immediately preceding the expiration date of the Exchange Offer (currently expected to be November 16, 2017), unless the Exchange Offer is extended or terminated, whether the upper limit is in effect, providing each holder of CBS Class B Common Stock with two full business days after knowing the final exchange ratio and whether the upper limit is in effect during which to decide whether to tender or withdraw their shares in the Exchange Offer; any changes in the prices of CBS Class B Common Stock or Entercom Class A Common Stock on those additional days of the Exchange Offer period will not, however, affect the final exchange ratio. See “The Exchange Offer—Terms of the Exchange Offer—Upper Limit” in the Prospectus for a complete description of the upper limit.

If the Exchange Offer is oversubscribed (i.e., if the number of shares of CBS Class B Common Stock validly tendered would result in more than the maximum number of shares of Radio Common Stock being exchanged), then the shares of CBS Class B Common Stock validly tendered and not validly withdrawn will generally be subject to proration. See “The Exchange Offer—Terms of the Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of CBS Class B Common Stock” in the Prospectus for a complete description of the proration.

As described in greater detail in the Prospectus, if the Exchange Offer is undertaken and consummated but the Exchange Offer is not fully subscribed because less than all shares of Radio Common Stock owned by CBS are exchanged, or if the Exchange Offer is consummated but not all of the shares of Radio Common Stock owned by CBS are exchanged due to the upper limit for the Exchange Offer being in effect, the remaining shares of Radio Common Stock owned by CBS will be distributed in a spin-off on a pro rata basis to holders of CBS Class B Common Stock and CBS Class A common stock, par value $0.001 per share (the “CBS Class A Common Stock” and, together with the CBS Class B Common Stock, the “CBS Common Stock”), whose shares of CBS Common Stock remain outstanding after consummation of the Exchange Offer (the “spin-off”), based on the relative economic interest of each such holder in the number of total outstanding shares of CBS Common Stock, excluding those shares of CBS Class B Common Stock that have been validly tendered and not withdrawn in the Exchange Offer. Any holder of CBS Class B Common Stock who validly tenders (and does not properly withdraw) shares of CBS Class B Common Stock for shares of Radio Common Stock in the Exchange Offer will waive their rights only with respect to such validly tendered shares (but not with respect to any other shares that are not validly tendered) to receive, and forfeit any rights to, shares of Radio Common Stock distributed on a pro rata basis to holders of CBS Common Stock in the spin-off.

As described in greater detail in the Prospectus, immediately following consummation of the Exchange Offer and, if necessary, the spin-off, a special purpose merger subsidiary of Entercom Communications Corp., a Pennsylvania corporation (“Entercom”), named Constitution Merger Sub Corp., a Delaware corporation (“Merger Sub”), will be merged with and into CBS Radio, whereby the separate corporate existence of Merger Sub will cease and CBS Radio will continue as the surviving company and a wholly owned subsidiary of Entercom (the “Merger”). In the Merger, each share of Radio Common Stock will be converted into the right to receive one share of Class A common stock of Entercom, par value $0.01 per share (“Entercom Class A Common Stock”). Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

Despite the fact that CBS Class A Common Stock may not be tendered into the Exchange Offer, holders of shares of CBS Class A Common Stock may participate in the Exchange Offer, either by:

•	converting their shares of CBS Class A Common Stock into an equal number of shares of CBS Class B Common Stock in advance of the expiration of the Exchange Offer and tendering such shares of CBS Class B Common Stock received upon conversion in advance of the Expiration Date; or

•

conditionally converting their shares of CBS Class A Common Stock into an equal number of shares of CBS Class B Common Stock pursuant to the procedure set forth in the Prospectus by executing and delivering to the exchange agent for the Exchange Offer: (i) a conditional notice of conversion for all such shares of CBS Class A Common Stock submitted to be exchanged, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any; and (ii) a Letter of Transmittal for CBS Class B Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message, in each case with respect to which the shares of CBS Class A Common Stock have been submitted for exchange, noting that shares of CBS Class A Common Stock will be converted to the extent the CBS Class B Common Stock is accepted for exchange in the Exchange Offer. To the extent shares of CBS Class A Common Stock are not converted, the exchange agent for the Exchange Offer will promptly return the payment of documentary, stamp or similar issue or transfer taxes, if any.

The undersigned hereby agrees to convert shares of CBS Class A Common Stock into shares of CBS Class B Common Stock for tender in accordance with the terms of the CBS Class A Common Stock, and if so indicated below, on the condition and only to the extent that such shares of CBS Class B Common Stock are accepted for tender and are not validly withdrawn in the Exchange Offer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The undersigned hereby directs that the shares of CBS Class B Common Stock issuable and deliverable upon such conversion be issued in the name of the undersigned and registered directly in the share register of CBS.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

***By Mail:	***By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

The Information Agent for the Exchange Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

1-866-741-9588 (toll-free for all shareholders in the United States)

1-781-575-2137 (all others outside of the United States)

Delivery of this Conditional Notice of Conversion to an address other than one of those shown above does not constitute a valid delivery. Deliveries to CBS, CBS Radio or Entercom will not be forwarded to Wells Fargo Bank, N.A., and therefore will not constitute valid delivery to Wells Fargo Bank, N.A. Deliveries to The Depository Trust Company will not constitute valid delivery to Wells Fargo Bank, N.A.

In order to convert your shares of CBS Class A Common Stock into shares of CBS Class B Common Stock, you must send to the exchange agent for the Exchange Offer payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with such conversion, with your delivery of this Conditional Notice of Conversion. If you are conditionally converting your shares of CBS Class A Common Stock, to the extent shares of CBS Class A Common Stock are not converted, the exchange agent for the Exchange Offer will promptly return the payment of documentary, stamp or similar issue or transfer taxes, if any.

*Holders of CBS Class A Common Stock who are submitting all required documents by hand or overnight courier and cannot deliver all other required documents to the exchange agent prior to 11:59 p.m., New York City time, on the Expiration Date, must tender their shares according to the guaranteed delivery procedures set forth in “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Prospectus, including delivery of this Conditional Notice of Conversion.

DESCRIPTION OF SHARES OF CBS CLASS A COMMON STOCK TENDERED FOR CONVERSION
Account Registration Name	Number of Share(s) of CBS Class A Common Stock Tendered
Total Shares Tendered

CONVERSION INSTRUCTIONS

Check one of the following two options:

A.	Convert all of my shares of CBS Class A Common Stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” now:

☐

Convert all of my shares of CBS Class A Common Stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” into an equal number of shares of CBS Class B Common Stock upon receipt by Wells Fargo Bank, N.A., of this Conditional Notice of Conversion. Tender the shares of CBS Class B Common Stock received upon conversion to CBS in accordance with the Letter of Transmittal delivered herewith and return the shares of CBS Class B Common Stock that are not accepted for purchase by CBS to the undersigned.

B.	Conditionally convert all of my shares of CBS Class A Common Stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” into an equal number of shares of CBS Class B Common Stock to the extent the CBS Class B Common Stock is accepted for exchange in the Exchange Offer:

☐	Tender the shares of CBS Class B Common Stock issuable upon conversion of the shares of CBS Class A Common Stock listed in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion” in accordance with the Letter of Transmittal delivered herewith but convert into shares of CBS Class B Common Stock only that number of shares of CBS Class A Common Stock as necessary to deliver the number of shares of CBS Class B Common Stock accepted for exchange by CBS in the Exchange Offer. Return the unconverted shares of CBS Class A Common Stock to the undersigned.

You must fill out and return to Wells Fargo Bank, N.A., a Letter of Transmittal for shares of CBS Class B Common Stock in order to properly tender the shares of CBS Class B Common Stock issuable upon conversion of your shares of CBS Class A Common Stock.

This Conditional Notice of Conversion shall constitute the notice of conversion required to be delivered by Article IV, Section 2(e) of the Amended and Restated Certificate of Incorporation of CBS.

REPRESENTATIONS

The undersigned hereby covenants, represents and warrants to CBS that:

(a) the undersigned has good, marketable and unencumbered title to the shares of CBS Class A Common Stock, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; and

(b) on request, the undersigned will execute and deliver any additional documents Wells Fargo Bank, N.A., or CBS deems necessary or desirable to complete the assignment, transfer and conversion of the shares of CBS Class A Common Stock surrendered hereby; and

(c) the undersigned has sent, or is sending with the delivery of this Conditional Notice of Conversion, payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with the conversion of the shares of CBS Class A Common Stock.

STOCKHOLDER(S) SIGN HERE (See Instruction 3.)

Must be signed by registered holder(s) exactly as name(s) appear(s) in CBS’s share register or on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 3.

Signature (s)
Dated: ,
Name (s):

Please Print
Capacity (full title):

Address:

Include Zip Code
(Area Code) Telephone Number:

APPLY MEDALLION STAMP BELOW

INSTRUCTIONS

1. GENERAL

Fill in the number of shares of CBS Class A Common Stock that are to be converted in the column on the front cover of this document titled “Number of Share(s) of CBS Class A Common Stock Tendered for Conversion.” The method of delivery of all documents is at the option and risk of the stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is requested. In all cases, sufficient time should be allowed to assure delivery.

2. PROCESS FOR TENDERING SHARES OF CBS CLASS B COMMON STOCKS RECEIVED UPON CONVERSION

By submitting this Conditional Notice of Conversion for your shares of CBS Class A Common Stock and checking the box under “A” above in the section titled “Conversion Instructions,” you are converting your shares of CBS Class A Common Stock into shares of CBS Class B Common Stock upon receipt by Wells Fargo Bank, N.A., of this Conditional Notice of Conversion, whether or not any or all of the shares of CBS Class B Common Stock you have tendered are accepted for exchange by CBS in the Exchange Offer.

By submitting this Conditional Notice of Conversion for your shares of CBS Class A Common Stock and checking the box under “B” above in the section titled “Conversion Instructions,” you are conditionally converting your shares of CBS Class A Common Stock into shares of CBS Class B Common Stock to the extent the CBS Class B Common Stock is accepted for exchange in the Exchange Offer.

If you do not check either box under “A” or “B” above in the section titled “Conversion Instructions,” you will be presumed to have checked the box under “A” above.

In order to properly surrender your shares of CBS Class A Common Stock for conversion and tender the shares of CBS Class B Common Stock issuable upon conversion, you must send the following to Wells Fargo Bank, N.A., at the address on the front cover of this document:

•	this Conditional Notice of Conversion, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with such conversion; and

•	a Letter of Transmittal for the shares of CBS Class B Common Stock to be tendered.

You should fill out the Letter of Transmittal for shares of CBS Class B Common Stock as if you were the registered holder of the shares of CBS Class B Common Stock issuable upon conversion of the shares of CBS Class A Common Stock surrendered herewith. The preferences you indicate in the Letter of Transmittal for shares of CBS Class B Common Stock will determine the terms and conditions upon which your shares of CBS Class B Common Stock will be tendered to CBS.

3. SIGNATURE, ASSIGNMENTS AND GUARANTEE REQUIREMENTS

If this Conditional Notice of Conversion is signed by the registered holder(s) of the shares of CBS Class A Common Stock transmitted hereby, the signature(s) must correspond exactly with the name(s) as written in CBS’s share register without any change whatsoever.

If the shares of CBS Class A Common Stock are registered in the names of two or more joint holders, each such holder must sign this Conditional Notice of Conversion.

If any tendered shares of CBS Class A Common Stock are registered in different names, it will be necessary to complete, sign and submit as many separate Conditional Notices of Conversion, or photocopies thereof, as there are different registrations.

When this Conditional Notice of Conversion is signed by the registered holder(s) of the shares of CBS Class A Common Stock surrendered hereby, no endorsements representing such shares or separate stock powers are required. If this

Conditional Notice of Conversion is signed by a person other than the registered holder(s) of the shares listed, this Conditional Notice of Conversion must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) in CBS’s share register, and the signature(s) on such stock power(s) must be guaranteed by an eligible guarantor institution (as defined below).

If this Conditional Notice of Conversion or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence to Wells Fargo Bank, N.A., that is satisfactory to CBS of their authority to so act. If shares of CBS Class A Common Stock are submitted by joint holders or owners, all such persons must sign the Conditional Notice of Conversion. If shares of CBS Class A Common Stock are registered in different names or forms of ownership, separate Conditional Notices of Conversion must be completed, signed and returned for each different registration.

No signature guarantee is required if either:

(1) this Conditional Notice of Conversion is signed by the registered holder of the shares of CBS Class A Common Stock exactly as the name of the registered holder appears in CBS’s share register; or

(2) such shares of CBS Class A Common Stock are submitted for the account of a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”).

4. TAXES ON CONVERSION

In order to convert your shares of CBS Class A Common Stock into shares of CBS Class B Common Stock, you must send the Exchange Agent for the Exchange Offer payment of documentary, stamp or similar issue or transfer taxes, if any, in connection with such conversion, with your delivery of this Conditional Notice of Conversion. If you are conditionally converting your shares of Class A Common Stock, to the extent shares of CBS Class A Common Stock are not converted, the exchange agent for the Exchange Offer will promptly return the payment of documentary, stamp or similar issue or transfer taxes, if any.

5. WITHDRAWAL RIGHTS

If you elected to convert all of your shares of CBS Class A Common Stock upon receipt by Wells Fargo Bank, N.A., of this Conditional Notice of Conversion (by checking the box under “A” in the section titled “Conversion Instructions” above), you may not withdraw this Conditional Notice of Conversion and your conversion will be effective immediately upon receipt by Wells Fargo Bank, N.A. You may withdraw your tender in the Exchange Offer of the shares of CBS Class B Common Stock issued upon conversion by following the procedures set forth in the Prospectus.

If you elected to conditionally convert your shares of CBS Class A Common Stock into shares of CBS Class B Common Stock to the extent the CBS Class B Common Stock is accepted for exchange in the Exchange Offer (by checking the box under “B” in the section titled “Conversion Instructions” above), you may withdraw this Conditional Notice of Conversion by withdrawing your tender of shares of CBS Class B Common Stock in the Exchange Offer, by following the procedures set forth in the Prospectus.

6. QUESTIONS ON HOW TO SUBMIT OR CONVERT YOUR SHARES OF CBS CLASS A COMMON STOCK

Questions and requests for assistance on how to submit or convert your shares of CBS Class A Common Stock, as well as requests for additional copies of this Conditional Notice of Conversion, should be directed to the information agent, Georgeson LLC, at 1-866-741-9588 toll-free for all shareholders in the United States or 1-781-575-2137 for all others outside of the United States. You may also contact the information agent for assistance with any questions you may have about the Exchange Offer.